Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Rand Worldwide, Inc.

Framingham, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Rand Worldwide, Inc. Omnibus Equity Compensation Plan of our report dated September 28, 2012 with respect to the consolidated financial statements of Rand Worldwide, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2012.

/s/ Stegman & Company

Baltimore, Maryland

February 26, 2013